UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2479 E. Bayshore Road, Suite 195
Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Systat License Agreement

On June 30, 2020 (the “Closing Date”), Inpixon (the “Company”) entered into an amendment and waiver (the “Amendment”) to that certain Exclusive Software License and Distribution Agreement, dated as of June 19, 2020, with an effective date of June 1, 2020 (as amended by the Amendment, the “License Agreement”), with Cranes Software International Ltd., a company organized under the laws of India (“Cranes”), and Systat Software, Inc., a Delaware corporation (“Systat,” and together with Cranes, the “Systat Parties”), which agreement provides that Systat will grant the Company (a) an exclusive, worldwide license to use, modify, develop, market and distribute the Software, Software Source, User Documentation and related Systat Intellectual Property and (b) an exclusive, worldwide sub-license to use, modify, develop, market and distribute Software, Software Source, User Documentation and related Intellectual Property licensed to Systat by Cranes (collectively, the “Licenses”), on the terms and subject to the satisfaction of the conditions set forth in the License Agreement (the “Transaction”). All defined terms used herein and not otherwise defined have the meanings set forth in the License Agreement.

The Amendment provides that in connection with the closing of the Transaction, the Parties agree to waive certain of the closing delivery requirements set forth in Article 8 of the License Agreement, which shall be provided within ten (10) business days of the Closing Date (the “Extension Date”), provided, however, that the cash consideration of $2.2 million (the “Cash Consideration”) will be delivered, at the Company’s option, by the later of the Extension Date or the date on which all such closing deliverables are actually delivered to the Company (the “Delivery Date”).

Closing of Systat License Transaction

Following the execution of the Amendment, on the Closing Date, the Transaction closed and the Company acquired the Licenses. At the closing, the Company assigned Systat the Company’s right to receive $3.0 million of the principal balance under that certain promissory note issued by Sysorex, Inc. (“Sysorex”) to the Company (the “Sysorex Note”) in accordance with the terms and conditions of that certain Promissory Note Assignment and Assumption Agreement, dated as of the Closing Date (the “Assignment Agreement”). An additional $3.3 million of the principal balance will be assigned to Systat in accordance with the following schedule: (i) $1.3 million on the three month anniversary of the Closing Date; (ii) $1.0 million on the six month anniversary of the Closing Date; and (iii) $1.0 million on the nine month anniversary of the Closing Date. Each assignment under the Sysorex Note will be represented by new secured promissory notes (each, a “Partitioned Note”). Pursuant to the Amendment, the Cash Consideration will be paid by the Company prior to the later of the Extension Date or the Delivery Date. In connection with the Assignment Agreement, the Company, Sysorex and Systat entered into that certain Intercreditor Agreement (the “Intercreditor Agreement”), pursuant to which the Company agreed that, to the extent any of the Partitioned Notes have not yet been assigned, transferred and conveyed by the Company to Systat pursuant to the Assignment Agreement, and to the extent that the Company has not exercised the Offset Right (as defined below), such that there remain obligations of Sysorex to the Company under the Sysorex Note, Sysorex’s obligation to make any payment to the Company pursuant to the Sysorex Note, including any costs and expenses (including, without limitation, reasonable attorneys’ fees) due thereunder, will be subordinate and junior to Sysorex’s obligation to make any payment to Systat under the Partitioned Notes, including any costs and expenses (including, without limitation, reasonable attorneys’ fees) due thereunder.

In connection with the grant of the Licenses, the Systat Parties provided the Equipment to the Company, for the Company to use at no additional cost for a minimum period of six months following the Closing Date. In addition, the Company has the right, but not the obligation, to assume all of the Systat Parties’ rights, interests, and obligations under the Systat Customer Contracts and the Systat Distribution Agreements. The Company is also entitled to any Customer Maintenance revenue, new license fees, or license renewal fees, received by any of the Systat Parties after June 1, 2020 in connection with the Systat Customer Contracts and/or Systat Distribution Agreements assigned to and assumed by the Company in connection with the License Agreement. The Licenses will remain in effect for a period of 15 years following the Closing Date (the “Term”), unless terminated sooner upon mutual written consent of Systat and the Company or upon termination by either for the other party’s specified breach. Upon termination or expiration of the License Agreement, Systat will have the right, but not the obligation, to assume certain customer, reseller and subdistributor contracts that were assigned to and assumed by the Company in connection with the License Agreement.

At any time during the first 5-year period of the Term, the Company may exercise its option to purchase the Software, Software Source, User Documentation, Systat Intellectual Property, Customer Information and Equipment (the “Assets”) from the Systat Parties in exchange for an assignment of the Company’s right to receive an additional $1.0 million in principal under the Sysorex Note.

The Systat Parties have agreed to indemnify the Company, including its affiliates, related parties, officers, directors, agents and other representatives, from losses arising from or related to any third party claim or action relating to: (a) the license, distribution or use of the Products or Assets prior to the Closing Date, (b) a claim that the Products, the Software Source, or any other Systat Intellectual Property infringes any Intellectual Property rights of a third party, except where such claim of infringement is based on a modification of the Products or Software Source Modifications made by the Company, (c) any material inaccuracy in or breach of any representation and warranties of the Systat Parties or Starcom Information Technology Limited, a subdistributor of Systat (“Starcom”), contained in the Transaction Documents, (d) any breach or non-fulfillment of any covenant, agreement or obligations to be performed by the Systat Parties or Starcom pursuant to the Transaction Documents, and (e) except as described in the License Agreement, any termination, amendment or other modification to the Systat Distribution Agreements or other action that results in the termination or revocation of the rights granted to the Company. The Company, in its sole discretion, has the right to offset any losses, on a dollar for dollar basis, against the amount owed, or to be owed, by Sysorex to Systat under a Partitioned Note so long as such Partitioned Note remains outstanding (the “Offset Right”). To the extent the Company exercises the Offset Right, the amount of any losses made subject to the Offset Right shall first reduce, on a dollar for dollar basis, the amount owed by Sysorex to Systat under any Partitioned Note not yet conveyed to Systat (the “Retained Partitioned Note”), and will reinstate a payment obligation of Sysorex to the Company under the Sysorex Note in an amount equal to such losses, which will concurrently reduce the amount owed by Sysorex to Systat under the applicable Retained Partitioned Note by an amount equal to such losses.

Nadir Ali, the Company’s chief executive officer and a director, is a related party in connection with the Transaction as a result of his service as a director of Sysorex, the issuer of the Sysorex Note that was assigned in accordance with the terms and conditions of the License Agreement. In addition, Tanveer Khader and Kareem Irfan, members of the Company’s board of directors, are also related parties in connection with the Transaction as a result of their respective employment relationships with the Systat Parties.

The foregoing description of the Amendment, the License Agreement, the Assignment Agreement, the Partitioned Notes, the Intercreditor Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, the License Agreement, the Assignment Agreement, the form of Partitioned Note and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 99.1 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.01, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment and Waiver to Exclusive Software License & Distribution Agreement, dated as of June 30, 2020, by and among Inpixon, Cranes Software International Ltd., and Systat Software, Inc.

10.2*	Exclusive Software License and Distribution Agreement, dated as of June 19, 2020, by and among Inpixon, Cranes Software International Ltd., and Systat Software, Inc. (1)

10.3	Promissory Note Assignment and Assumption Agreement, dated as of June 30, 2020, by and between Inpixon, Systat Software, Inc. and Sysorex, Inc.

10.4	Intercreditor Agreement, dated as of June 30, 2020, among Inpixon, Sysorex, Inc. and Systat Software, Inc.

99.1	Form of Partitioned Note

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inpixon hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

(1)	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on June 22, 2020.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: July 2, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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